U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): March 7, 2008

Commission file number 000-51594

GOLDMOUNTAIN EXPLORATION CORPORATION
(Exact name of small business issuer as specified in its charter)

Nevada	98-0455906
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

225 Marine Drive, Suite 210
Blaine, Washington  98230
(Address of principal executive offices)

First Canadian Place, 100 King Street West
Suite 5700
Toronto, Ontario, Canada, M5X 1K7.
(Former address of principal executive offices)

(360) 332-0905
(Registrant's telephone number)

                 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01.	CHANGES IN CONTROL OF REGISTRANT.

On March 7, 2008, GoldMountain Exploration Corporation’s (the “Company”, “we,” and “our”) then Chief Executive Officer and Sole Director, Adam R. Cegielski, entered into a Share Transfer Agreement (the "Transfer Agreement") with Gregory Leigh Lyons.  Pursuant to the Transfer Agreement, Mr. Lyons purchased an aggregate of 40 million (40,000,000) shares of the Company's common stock from Mr. Cegielski.  Mr. Lyons paid Mr. Cegielski aggregate consideration of $4,000 (or $0.0001 per share) for the shares.  The Transfer Agreement closed on March 7, 2008 (the "Closing").

As a result of the Closing, Mr. Lyons became the Company’s largest stockholder, as the 40,000,000 shares which he purchased constituted approximately 45.6% of the Company's outstanding shares of common stock based on 87,627,167 shares of common stock outstanding as of February 12, 2008 (the "Change in Control").

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In connection with the Change in Control of the Company (described above under Item 5.01), effective March 7, 2008, the Company's then sole Director increased the number of authorized director seats from one (1) to two (2) and appointed Gregory Leigh Lyons as Director.  Also effective on March 7, 2008, Adam R. Cegielski resigned as Director of the Company, leaving Mr. Lyons as sole Director of the Company.

Further, the Company’s Chief Executive Officer, President, Principal Accounting Officer, Treasurer and Secretary, Adam R. Cegielski, resigned effective on March 7, 2008, and Gregory Leigh Lyons was appointed as the Company's Chief Executive Officer, President, Principal Accounting Officer, Treasurer and Secretary effective on March 7, 2008.

The Company's officers and Directors are now as follows:

Name	Age	Position

Gregory Leigh Lyons	49	Chief Executive Officer,
		President, Principal Accounting Officer,
		Treasurer, Secretary and Director

Gregory Leigh Lyons

Mr. Lyons has been the acting President and Director of Radial Energy, Inc. (RENG.PK) since April 2006, as well as the acting President and Director of Outback Energy Corp. (OUBE.OB)  and American Petrohunter, Inc. (AAPH.OB) since December 2007.  From December 2007 to February 2008, he served as the interim President and Director of Ameriwest Energy Corp.  Mr. Lyons served as President and Director of Digital Ecosystems Inc. from September 2005 to March 2006.  He was the acting President and Director of Benem Ventures Inc. from September 2005 to December 2007.  From September 2000 until July 2005, he served as Chief Operating Officer and Project Manager for Gas Trans Boliviano, S.A. in Santa Cruz, Bolivia.

Mr. Lyons earned a bachelors degree in Earth Science from the University of California, Santa Cruz in 1984.  Mr. Lyons is an alumnus of  Harvard Business School having completed the Advanced Management Program in 2004.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description of Exhibit
10.1*	Share Transfer Agreement between Adam R. Cegielski and Gregory Leigh Lyons

* Filed herewith.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDMOUNTAIN EXPLORATION CORPORATION

/s/ Gregory Leigh Lyons
Gregory Leigh Lyons
Chief Executive Officer

                March 13, 2008